UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 12, 2008

ABITIBIBOWATER INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

AbitibiBowater Inc. 1155 Metcalfe Street, Suite 800 Montreal, Quebec Canada	H3B 5H2
(Address of principal executive offices)	(Zip Code)

(514) 875-2160
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Bowater Incorporated ("Bowater"), a subsidiary of AbitibiBowater Inc. (the "Company"), and certain of Bowater's direct and indirect subsidiaries, entered into amendments, effective as of November 12, 2008 (the "Amendments"), to Bowater's U.S. and Canadian Credit facilities as more fully described in the Company's Form 10-Q filed with the Securities and Exchange Commission on November 14, 2008.

Copies of the Amendments are filed as Exhibits 99.1 and 99.2 hereto and are incorporated herein by reference.

On November 14, 2008, the Company issued a press release announcing that Bowater and certain of its subsidiaries entered into the Amendments. A copy of this press release is attached as Exhibit 99.3 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

	(d)	Exhibits.

		99.1	Eighth Amendment, effective as of November 12, 2008, to the Credit Agreement, dated as of May 31, 2006, by and among Bowater Incorporated, the Lenders party thereto and Wachovia Bank, National Association, as Administrative Agent for the Lenders.

		99.2	Tenth Amendment, effective as of November 12, 2008, to the Credit Agreement, dated as of May 31, 2006, by and among Bowater Canadian Forest Products Inc., Bowater Incorporated, the Lenders party thereto and The Bank of Nova Scotia, as Administrative Agent for the Lenders.

		99.3	Press release issued by the Company on November 14, 2008.

Signature

Pursuant to the requirements of the Securities Exchange Act of l934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABITIBIBOWATER INC.

	By:	/s/ Jacques P. Vachon
Date: November 18, 2008		Name: Jacques P. Vachon
Title: Senior Vice-President Corporate Affairs and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Eighth Amendment, effective as of November 12, 2008, to the Credit Agreement, dated as of May 31, 2006, by and among Bowater Incorporated, the Lenders party thereto and Wachovia Bank, National Association, as Administrative Agent for the Lenders.

99.2	Tenth Amendment, effective as of November 12, 2008, to the Credit Agreement, dated as of May 31, 2006, by and among Bowater Canadian Forest Products Inc., Bowater Incorporated, the Lenders party thereto and The Bank of Nova Scotia, as Administrative Agent for the Lenders.

99.3	Press release issued by the Company on November 14, 2008.

  4